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                                                                       EXHIBIT h

                               [__________] SHARES

                        BRANTLEY MEZZANINE CAPITAL CORP.

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT




                                                                 _________, 2004



JEFFERIES & COMPANY, INC.
As Representative of the several Underwriters
c/o JEFFERIES & COMPANY, INC.
520 Madison Avenue, 12th Floor
New York, New York 10022

Ladies and Gentlemen:

                  INTRODUCTORY. Brantley Mezzanine Capital Corp., a Maryland corporation (the "COMPANY"), proposes to issue and sell to the several underwriters named in Schedule A (the "UNDERWRITERS") an aggregate of [___] shares (the "FIRM SHARES") of its common stock, par value $0.01 per share (the "SHARES"). In addition, the Company has granted to the Underwriters an option to purchase up to an additional [___] Shares (the "OPTIONAL SHARES"), as provided in Section 2. The Firm Shares and, if and to the extent such option is exercised, the Optional Shares are collectively called the "OFFERED SHARES." Jefferies & Company, Inc. ("JEFFERIES") has agreed to act as representative of the several Underwriters (in such capacity, the "REPRESENTATIVE") in connection with the offering and sale of the Offered Shares.

                  The Company and the Underwriters agree that up to [250,000] of the Firm Shares to be purchased by the Underwriters (the "DIRECTED SHARES") shall be reserved for sale by the Underwriters to certain eligible directors and officers of the Company and persons having business relationships with the Company (collectively, the "PARTICIPANTS"), as part of the distribution of the Offered Shares by the Underwriters (the "DIRECTED SHARE PROGRAM") subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. and all other applicable laws, rules and regulations. One of the Underwriters (the "DESIGNATED UNDERWRITER") shall be selected to process the sales to the Participants under the Directed Share Program. To the extent that such Directed Shares are not orally confirmed for purchase by the Participants by the end of the first business day after the date of this Agreement, such Directed Shares may be offered to the public as part of the public offering contemplated hereby.

                  The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form N-2 (File No. 333-111356), which contains a form of prospectus to be used in connection with the public offering and sale of the Offered Shares. A N-54A Notification of Election to be Subject to Sections 55 Through 65 of the Investment Company Act of 1940 filed pursuant to Section 54(a) of the Investment Company Act (File No. 814-00641) (the "NOTIFICATION OF ELECTION") was filed with the Commission on December 19, 2003 under the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively, the "INVESTMENT COMPANY ACT"). The registration statement, as amended, including the financial statements, exhibits and schedules





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thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the "SECURITIES ACT"), including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 497 under the Securities Act and deemed to be a part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 434 under the Securities Act, is called the "REGISTRATION Statement." Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the "RULE 462(B) REGISTRATION STATEMENT," and from and after the date and time of filing of the Rule 462(b) Registration Statement the term "REGISTRATION STATEMENT" shall include the Rule 462(b) Registration Statement. The prospectus, in the form first used by the Underwriters to confirm sales of the Offered Shares, is called the "PROSPECTUS"; provided, however, if the Company has, with the consent of Jefferies, elected to rely upon Rule 434 under the Securities Act, the term "PROSPECTUS" shall mean the Company's prospectus subject to completion (each, a "PRELIMINARY PROSPECTUS") dated [___] (such preliminary prospectus is called the "RULE 434 PRELIMINARY PROSPECTUS"), together with the applicable term sheet (the "TERM SHEET") prepared and filed by the Company with the Commission under Rules 434 and 497(c) under the Securities Act and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a preliminary prospectus, the Prospectus or the Term Sheet, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis, and Retrieval system ("EDGAR").

                  The Company has entered into an investment advisory agreement, dated as of [____________], 2004 (the "INVESTMENT ADVISORY AGREEMENT"), with Brantley Capital Management, L.L.C., a Delaware limited liability company (the "ADVISER") registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (collectively, the "ADVISERS ACT").

                  The Company and the Adviser hereby agree with the Underwriters as follows:

          SECTION 1. REPRESENTATIONS AND WARRANTIES.

          A. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents, warrants and covenants to each Underwriter as follows:

          (a) Compliance with Registration Requirements. The Registration Statement and any Rule 462(b) Registration Statement have been declared effective by the Commission under the Securities Act. The Company has complied with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission.

          Each preliminary prospectus and the Prospectus when filed with the Commission complied in all material respects with the Securities Act and Investment Company Act and, if filed by electronic transmission pursuant to EDGAR, was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Offered Shares (except as may be permitted by Regulation S-T under the Securities Act). Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective complied and will comply in all material respects with the Securities Act and Investment Company Act, as applicable to business development companies, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus as amended or supplemented, as of its date, did not and will not contain any




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untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representative expressly for use therein, it being understood and agreed that the only such information furnished by the Representative to the Company consists of the information described in Section 8(c) below. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

          (b) Offering Materials Furnished to Underwriters. The Company has delivered to the Representative one complete manually signed copy of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and preliminary prospectuses and the Prospectus, as amended or supplemented, in such quantities and at such places as the Representative has reasonably requested for each of the Underwriters.

          (c) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the later of (i) the expiration or termination of the option granted to the several Underwriters in
Section 2, (ii) the completion of the Underwriters' distribution of the Offered Shares and (iii) the expiration of twenty-five (25) days after the date of the Prospectus, any offering material in connection with the offering and sale of the Offered Shares other than a preliminary prospectus, the Prospectus or the Registration Statement.

          (d) The Underwriting Agreement and the Investment Advisory Agreement. Each of this Agreement and the Investment Advisory Agreement has been duly authorized, executed and delivered by, and each is a valid and binding agreement of, the Company, enforceable against the Company in accordance with its terms except as the enforcement hereof or thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except as rights to indemnity and contribution hereunder may be limited by general equitable principles or federal or state securities laws or public policy underlying such laws.

          (e) Authorization of the Offered Shares. The Offered Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company against payment therefor pursuant to this Agreement, will be validly issued, fully paid and nonassessable.

          (f) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived by the holders thereof.

          (g) Subsidiaries. The Company does not own or control, directly or indirectly, any corporation, association or other entity.

          (h) No Material Adverse Change. Except as otherwise disclosed in the Prospectus, subsequent to the respective dates as of which information is given in the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the financial condition, or business, regulatory environment, management, operations or





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prospects, whether or not arising from transactions in the ordinary course of business (any such change is called a "MATERIAL ADVERSE Change"), of the Company; (ii) the Company has not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of capital stock or repurchase or redemption by the Company of any class of capital stock.

          (i) Independent Accountants. KPMG LLP, who have expressed their opinion with respect to the financial statements and the related notes thereto filed with the Commission as a part of the Registration Statement and included in the Prospectus (the "FINANCIAL STATEMENTS"), are: (i) independent public or certified public accountants as required by the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the "EXCHANGE ACT"); (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X; and (iii) a registered public accounting firm as defined by the Public Company Accounting Oversight Board (the "PCAOB") whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

          (j) Preparation of the Financial Statements. The Financial Statements present fairly the financial position of the Company as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such Financial Statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement. The financial data set forth in the Prospectus under the caption "Capitalization" fairly presents the information set forth therein on a basis consistent with that of the audited financial statements and related notes thereto contained in the Registration Statement. To the Company's knowledge after due inquiry, no person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the PCAOB, has participated in or otherwise aided the preparation of, or audited, the Financial Statements, supporting schedules or other financial data filed with the Commission as a part of the Registration Statement and included in the Prospectus.

          (k) Company's Accounting System. The Company makes and keeps accurate books and records and maintains a system of accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (l) Incorporation and Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation, in good standing under the laws of the State of Maryland and has the power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and, to enter into and perform its obligations under this Agreement and the Investment Advisory Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of Ohio and each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Change with respect to the Company.



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          (m) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization". The Shares (including the Offered Shares) conform in all material respects to the description thereof contained in the Prospectus. All of the issued and outstanding Shares have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding Shares were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company other than those accurately described in the Prospectus. The description, if any, of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights. Except as described in the Prospectus, the Company has not sold or issued any Shares during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A promulgated under, or Regulations D or S of, the Securities Act other than Shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

          (n) Stock Exchange Listing. The Offered Shares have been approved for inclusion on the Nasdaq National Market, subject only to official notice of issuance.

          (o) Non-Contravention of Company Existing Instruments; No Further Authorizations or Approvals Required. The Company is not in violation of its charter or by-laws and is not in default (or, with the giving of notice or lapse of time, would be in default) (a "COMPANY DEFAULT") under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject (each, a "COMPANY EXISTING INSTRUMENT"). The Company's execution, delivery and performance of this Agreement and the Investment Advisory Agreement, the consummation of the transactions contemplated hereby, by the Investment Advisory Agreement, and by the Prospectus and the issuance and sale of the Offered Securities: (i) will not result in any violation of the provisions of the charter or by-laws of the Company; (ii) will not conflict with or constitute a breach of, or Company Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, or require the consent of any other party to, any Company Existing Instrument, except where any such conflict or breach would not result in a Material Adverse Change with respect to the Company; and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company, except where such violation would not result in a Material Adverse Change with respect to the Company. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Company's execution, delivery and performance of this Agreement or the Investment Advisory Agreement and consummation of the transactions contemplated hereby, by the Investment Advisory Agreement and by the Prospectus, except (A) such as have been obtained or made by the Company and are in full force and effect, or (B) the failure to be obtained or made would not result in a Material Adverse Change with respect to the Company

          (p) No Material Actions or Proceedings. Except as otherwise disclosed in the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the Company's knowledge, threatened: (i) against or affecting the Company; (ii) which has as the subject thereof any executive officer or director of, or property owned or leased by, the Company; or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such executive officer or director, and




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any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change with respect to the Company, or adversely affect the consummation of the transactions contemplated by this Agreement or (B) any such action, suit or proceeding is or would be material in the context of the sale of Shares.

          (q) Intellectual Property Rights. The Company owns, possesses or has the right to use sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, "INTELLECTUAL PROPERTY RIGHTS") necessary to conduct its business as now conducted, except where the failure to have such ownership or possession would not result in a Material Adverse Change with respect to the Company. The Company has not received, and has no reason to believe that it will receive, any notice of infringement or conflict with asserted Intellectual Property Rights of others. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Prospectus and are not described therein.

          (r) All Necessary Permits. The Company possesses such valid and current material certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct its business, and the Company has not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit and has no reason to believe that it will receive any such notice which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change with respect to the Company.

          (s) Title to Properties. The Company has good and marketable title to all of the personal property and other assets reflected as owned in the Financial Statements, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects. The Company does not have (or purport to have) title to any real property. The real property, improvements, equipment and personal property held under lease by the Company are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company.

          (t) Employees. Except for Robert P. Pinkas, Shawn M. Wynne, Jeffrey D. Kadlic and Tab A. Keplinger, the Company has no employees.

          (u) Tax Law Compliance. The Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them. The Company has made adequate charges, accruals and reserves in the Financial Statements in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company has not been finally determined. The Company is not aware of any tax deficiency that has been or might be asserted or threatened against the Company that could result in a Material Adverse Change with respect to the Company.

          (v) Insurance. The Company has not been denied any insurance coverage which it has sought or for which it has applied.

          (w) No Price Stabilization or Manipulation; Compliance with Regulation
M. The Company has not taken, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other "REFERENCE SECURITY" (as defined in Rule 100 of Regulation M under the Exchange Act ("REGULATION M")) whether to facilitate the



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sale or resale of the Offered Shares or otherwise, and has taken no action which would directly or indirectly violate Regulation M.

          (x) Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any other person required to be described in the Prospectus which have not been described as required.

          (y) ERISA. The Company does not maintain, contribute to, or have any obligation to contribute to, and has never maintained, contributed to or had any obligation to contribute to, any "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (collectively, "ERISA")), which is subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Internal Revenue Code of 1986, as amended (collectively with the rules and published interpretations thereunder, the "CODE").

          (z) Brokers. Except as otherwise disclosed in the Prospectus, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder's fee or other fee or commission as a result of any transactions contemplated by this Agreement.

          (aa) No Outstanding Loans or Other Extensions of Credit. The Company has not extended or maintained credit, arranged for the extension of credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer (or equivalent thereof) of the Company except for such extensions of credit as are (i) expressly permitted by Section 13(k) of the Exchange Act or (ii) fully repaid, discharged, forgiven or otherwise no longer outstanding or owing in any way on the date of this Agreement.

          (bb) Notification of Election. When the Notification of Election was filed with the Commission, it (i) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the Investment Company Act, as applicable to business development companies, and (ii) did not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading.

          (cc) Election as a Business Development Company. The Company has duly elected to be treated by the Commission under the Investment Company Act as a "business development company" (the "BDC ELECTION") and the Company has not filed with the Commission any notice of withdrawal of the BDC Election pursuant to Section 54(c) of the Investment Company Act. The BDC Election is effective and no order of suspension or revocation of such election has been issued or proceedings therefor initiated or, to the Company's knowledge, threatened by the Commission.

          (dd) Letters of Intent. The Company, or the Adviser acting on behalf of the Company, has duly authorized, executed and delivered the non-binding letters of intent as described in the Prospectus under the caption "Business."

          (ee) Termination of Agreements. The Company has not sent or received any communication regarding termination of, or intent not to renew, any of the contracts, agreements or letters of intent referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or, to the Company's knowledge after reasonable inquiry, any other party to any such contract or agreement.



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          (ff) No Affiliations. To the Company's knowledge, except as set forth in the Prospectus, none of the Company's officers, directors or 5% or greater securityholders are associated persons of any member of the NASD.

          (gg) Investment Advisory Agreement in Compliance with Laws. The terms of the Investment Advisory Agreement, including compensation terms, comply with
Section 15 of the Investment Company Act and Section 205 of the Advisers Act, each as applicable to business development companies.

          (hh) All Necessary Approvals of Investment Advisory Agreement. The approvals by the board of directors and the sole stockholder of the Company of the Investment Advisory Agreement have been made in accordance with the requirements of Section 15 of the Investment Company Act applicable to companies that have elected to be "business development companies" under the Investment Company Act.

          (ii) Interested Persons. Except as disclosed in the Prospectus, (i) no person is serving or acting as an officer, director or investment adviser of the Company except in accordance with the provisions of the Investment Company Act and the Advisers Act, and (ii) no director of the Company is an "interested person" (as defined in the Investment Company Act) of the Company or an "affiliated person" (as defined in the Investment Company Act) of any of the Underwriters.

          (jj) Operations Comply with Investment Company Act. The operations of the Company are in compliance in all material respects with the provisions of the Investment Company Act applicable to "business development companies". The provisions of the corporate charter and by-laws of the Company and the investment objectives, policies and restrictions described in the Prospectus, assuming they are implemented as so described, will comply in all material respects with the requirements of the Investment Company Act.

          (kk) No Transfer Taxes or Other Fees. There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance and sale by the Company of the Shares.

          (ll) RIC. As required by Subchapter M of the Code, the Company is currently in compliance with requirements to qualify as a regulated investment company thereunder.

          (mm) Lock-Up Agreements. Each officer and director of the Company signed an agreement in the form attached hereto as Exhibit A (the "LOCK-UP AGREEMENTS"). The Company has provided to counsel for the Underwriters true, accurate and complete copies of all the Lock-up Agreements.

          (nn) Conditions for Use of Form N-2. The Company has satisfied the conditions for the use of Form N-2, as set forth in the general instructions thereto, with respect to the Registration Statement.

          (oo) Directed Share Program.(pp) The Company has not offered and will not offer, or has not caused and will not cause the Underwriters to offer, any Offered Shares to any person pursuant to the Directed Share Program (A) with the intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company or
(ii) a trade journalist or publication to write or publish favorable information about the Company or its products or (B) in a foreign jurisdiction or outside the United States.

          The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 5 hereof, counsel to the Company, counsel to the Adviser and counsel to the

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Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

          B. REPRESENTATIONS AND WARRANTIES OF THE ADVISER. The Adviser hereby represents, warrants and covenants to each Underwriter as follows:

          (a) The Underwriting Agreement and the Investment Advisory Agreement. Each of this Agreement and the Investment Advisory Agreement have been duly authorized, executed and delivered by, and each is a valid and binding agreement of, the Adviser, enforceable against the Adviser in accordance with its terms except as the enforcement hereof or thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except as rights to indemnity and contribution hereunder may be limited by general equitable principles or federal or state securities laws or public policy underlying such laws.

          (b) No Material Adverse Change. Except as otherwise disclosed in the Prospectus, subsequent to the respective dates as of which information is given in the Prospectus: (i) there has been no Material Adverse Change with respect to the Adviser; and (ii) the Adviser has not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business.

          (c) Incorporation and Good Standing of the Adviser. The Adviser has been duly formed and is validly existing as a Delaware limited liability company, in good standing under the laws of the State of Delaware, and has the full power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and, to enter into and perform its obligations under this Agreement and the Investment Advisory Agreement. The Adviser is duly qualified to do business as a foreign entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Change with respect to the Adviser.

          (d) Registration. The Adviser is duly registered with the Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the Investment Company Act from acting under the Investment Advisory Agreement for the Company as contemplated by the Prospectus (or any amendment or supplement thereto). There does not exist any proceeding or, to the Adviser's knowledge, any facts or circumstances the existence of which could lead to any proceeding which might adversely affect the registration of the Adviser with the Commission.

          (e) Non-Contravention of Adviser Existing Instruments; No Further Authorizations or Approvals Required. The Adviser is not in violation of its organizational documents and is not in default (or, with the giving of notice or lapse of time, would be in default) (an "ADVISER DEFAULT") under its limited liability company operating agreement, any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Adviser is a party or by which it may be bound, or to which any of the property or assets of the Adviser is subject (each, an "ADVISER EXISTING INSTRUMENT"), except where such violation or default would not result in a Material Adverse Change with respect to the Adviser. The Adviser's execution, delivery and performance of this Agreement and the Investment Advisory Agreement, the consummation of the transactions contemplated hereby, by the Investment Advisory Agreement and by the Prospectus: (i) will not result in any violation of the provisions of the organizational documents of the Adviser; (ii) will not conflict with or constitute a breach of, or Adviser Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Adviser pursuant to, or require the consent of any other party to, any Adviser

Existing Instrument, except where any such conflict or breach would not result in a Material Adverse Change with respect to the Company and/or the Adviser; and
(iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Adviser, except where such violation would not result in a Material Adverse Change with respect to the Adviser. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Adviser's execution, delivery and performance of this Agreement or the Investment Advisory Agreement and consummation of the transactions contemplated hereby, by the Investment Advisory Agreement and by the Prospectus, except such as have been obtained or made by the Adviser and are in full force and effect, or where the failure to be obtained or made would not result in a Material Adverse Change with respect to the Adviser.

          (f) No Material Actions or Proceedings. Except as otherwise disclosed in the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the Adviser's knowledge, threatened: (i) against or affecting the Adviser; (ii) which has as the subject thereof any member or director of, or property owned or leased by the Adviser; or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Adviser, such officer or director, and any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change with respect to the Adviser, or adversely affect the consummation of the transactions contemplated by this Agreement or (B) any such action, suit or proceeding is or would be material in the context of the sale of Shares. No material labor dispute with the employees of the Adviser exists or, to the best of the Adviser's knowledge, is threatened or imminent.

          (g) All Necessary Permits. The Adviser possesses such valid and current material certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct its business, and the Adviser has not received, any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit and has no reason to believe that it will receive any such notice which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change with respect to the Adviser.

          (h) Description. The description of the Adviser in the Prospectus, as amended or supplemented, complies and will comply as to form and substance in all material respects with the provisions of the Investment Company Act, as applicable to business development companies, and the Securities Act and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (i) Financial Resources. The Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Prospectus and under this Agreement and the Investment Advisory Agreement.

          (j) No Price Stabilization or Manipulation; Compliance with Regulation
M. Neither the Adviser nor any of its respective members, directors, officers, or controlling persons has taken, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other "REFERENCE SECURITY" (as defined in Rule 100 of Regulation M) whether to facilitate the sale or resale of the Offered Shares or otherwise, and has taken no action which would directly or indirectly violate Regulation M.

          (k) Employees. The Adviser is not aware that any executive, key employee or significant group of employees of the Adviser plans to terminate employment with the Company or the Adviser.

          The Adviser acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 5 hereof, counsel to the Company, counsel to the Adviser and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

          SECTION 2. PURCHASE, SALE AND DELIVERY OF THE OFFERED SHARES.

          (a) The Firm Shares. The Company agrees to issue and sell to the several Underwriters the Firm Shares upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective number of Firm Shares set forth opposite their names on Schedule A. The purchase price per Firm Share to be paid by the several Underwriters to the Company shall be $[___] per share.

          (b) The First Closing Date. Delivery of certificates for the Firm Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of Jefferies, 520 Madison Avenue, New York, New York (or such other place as may be agreed to by the Company and the Representative) at 9:00 a.m. New York time, on [___], or such other time and date not later than 1:30 p.m. New York time, on [___] as the Representative shall designate by notice to the Company (the time and date of such closing are called the "FIRST CLOSING DATE"). The Company hereby acknowledges that circumstances under which the Representative may provide notice to postpone the First Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Representative to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 10.

          (c) The Optional Shares; Option Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of [___] Optional Shares from the Company at the purchase price per share to be paid by the Underwriters for the Firm Shares as set forth in Section 2(a) above. The option granted hereunder is for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm Shares. The option granted hereunder may be exercised at any time and from time to time in whole or in part upon notice by the Representative to the Company, which notice may be given at any time within thirty (30) days from the date of this Agreement. Such notice shall set forth:
(i) the aggregate number of Optional Shares as to which the Underwriters are exercising the option; (ii) the names and denominations in which the certificates for the Optional Shares are to be registered; and (iii) the time, date and place at which such certificates will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in such case the term "FIRST CLOSING DATE" shall refer to the time and date of delivery of certificates for the Firm Shares and such Optional Shares). Such time and date of delivery, if subsequent to the First Closing Date, is called an "OPTION CLOSING DATE" and shall be determined by the Representative and shall not be earlier than three (3) nor later than five (5) full business days after delivery of such notice of exercise. If any Optional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Optional Shares (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the total number of Optional Shares to be purchased as the number of Firm Shares set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firm Shares. The Representative may cancel the option to purchase Optional Shares pursuant to this Section 2(c) at any time prior to its expiration by giving written notice of such cancellation to the Company.

          (d) Public Offering of the Offered Shares. The Representative hereby advises the Company that the Underwriters intend to offer for sale to the public, initially on the terms set forth in the Prospectus, their respective portions of the Offered Shares as soon after this Agreement has been executed and the Registration Statement has been declared effective as the Representative, in its sole judgment, has determined is advisable and practicable.

          (e) Payment for the Offered Shares. Payment for the Offered Shares shall be made at the First Closing Date (and, if applicable, at each Option Closing Date) by wire transfer of immediately available funds to the order of the Company.

          It is understood that the Representative has been authorized, for its own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Shares and any Optional Shares the Underwriters have agreed to purchase. Jefferies, individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any Offered Shares to be purchased by any Underwriter whose funds shall not have been received by the Representative by the First Closing Date or an Option Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

          (f) Delivery of the Offered Shares. The Company shall deliver, or cause to be delivered, to the Representative for the accounts of the several Underwriters certificates for the Firm Shares at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered, to the Representative for the accounts of the several Underwriters, certificates for the Optional Shares the Underwriters have agreed to purchase at the First Closing Date or an Option Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Offered Shares shall be in definitive form and registered in such names and denominations as the Representative shall have requested at least two (2) business days prior to the First Closing Date (or the applicable Option Closing Date, as the case may be) and shall be made available for inspection on the business day preceding the First Closing Date (or the applicable Option Closing Date, as the case may be) at a location in New York City as the Representative may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

          (g) Delivery of Prospectus to the Underwriters. Not later than 12:00 p.m. on the second business day following the date the Offered Shares are first released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Representative shall request.

          SECTION 3. ADDITIONAL COVENANTS.

          The Company and Adviser jointly and severally further covenant and agree with each Underwriter as follows:

          (a) Representative's Review of Proposed Amendments and Supplements. During the period beginning on the date hereof and ending on the later of the First Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer (the "PROSPECTUS DELIVERY PERIOD"), prior to amending or supplementing the Registration Statement (including any Rule 462(b) Registration Statement) or the Prospectus, the Company shall furnish to the Representative for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement without the Representative's consent.

          (b) Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Representative in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective, and
(iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Shares from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its reasonable best efforts to obtain the lifting of such order as soon as practicable. Additionally, the Company agrees that it shall comply with the provisions of Rules 430A, 434 and 497, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 497(c) of the Securities Act were received in a timely manner by the Commission.

          (c) Amendments and Supplements to the Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the Representative or counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with law, the Company agrees to promptly prepare (subject to Section 3(a) hereof), file with the Commission and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law. Neither the Representative's consent to (pursuant to Section 3(a)), or delivery of, any such amendment or supplement shall constitute a waiver of any of the Company's obligations under this Section 3(c).

          (d) Copies of Notification of Election. The Company agrees to furnish the Underwriters with copies of the Notice of Election and all amendments thereto (including exhibits).

          (e) Copies of any Amendments and Supplements to the Prospectus. The Company agrees to furnish the Representative, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto as the Representative may request.

          (f) Blue Sky Compliance. The Company shall cooperate with the Representative and counsel for the Underwriters to qualify or register the Offered Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws of those jurisdictions designated by the Representative, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Offered Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Offered Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its reasonable best efforts to obtain the withdrawal thereof as soon as practicable.

          (g) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Offered Shares sold by it in the manner described under the caption "Use of Proceeds" in the Prospectus.

          (h) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Shares.

          (i) Earnings Statement. As soon as practicable, the Company will make generally available to its security holders and to the Representative an earnings statement (which need not be audited) covering the twelve-month period ending [___] that satisfies the provisions of Section 11(a) of the Securities Act.

          (j) Periodic Reporting Obligations. During the Prospectus Delivery Period the Company shall file, on a timely basis, with the Commission and the Nasdaq National Market all reports and documents required to be filed under the Exchange Act.

          (k) Directed Share Program. [In connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. The Designated Underwriter will notify the Company as to which Participants will need to be so restricted. The Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time. Should the Company release, or seek to release, from such restrictions any of the Directed Shares, the Company agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.]

          (l) Listing. The Company will use its best efforts to effect and maintain the inclusion and quotation of the Offered Shares on the Nasdaq National Market and to maintain the inclusion and quotation of the Shares on the Nasdaq National Market.

          (m) Agreement Not to Offer or Sell Additional Shares. During the period commencing on the date hereof and ending three hundred and sixty-five
(365) days following the date of the Prospectus (the "LOCK-UP PERIOD"), the Company will not, without the prior written consent of Jefferies (which consent may be withheld at the sole discretion of Jefferies), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any Shares, options or warrants to acquire Shares or securities exchangeable or exercisable for or convertible into Shares (other than as contemplated by this Agreement with respect to the Offered Shares); provided, however, that the Company may issue shares of its Shares or options to purchase its Shares, or Shares upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Prospectus, but only if the holders of such shares, options, or shares issued upon exercise of such options, agree in writing not to sell, offer, dispose of or otherwise transfer any such shares or options during such Lock-up Period without the prior written consent of Jefferies (which consent may be withheld at the sole discretion of Jefferies).

          (n) Future Reports to the Representative. During the period of one (1) year hereafter the Company will furnish to the Representative at 520 Madison Avenue, New York, New York, Attention: [Andrea Lee]: (i) as soon as practicable after the end of each fiscal year, copies of the annual report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the

Company's independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange; (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock and (iv) as soon as practically after the filing thereof, copies of all other documents or reports filed with the Commission, the NASD or any national securities exchange.

          (o) No Stabilization or Manipulation; Compliance with Regulation M. Neither the Company nor the Adviser will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other reference security, whether to facilitate the sale or resale of the Offered Shares or otherwise, and the Company and the Adviser will, and shall cause each of their respective affiliates to, comply with all applicable provisions of Regulation M. If the limitations of Rule 102 of Regulation M ("RULE 102") do not apply with respect to the Offered Shares or any other reference security pursuant to any exception set forth in Section (d) of Rule 102, then promptly upon notice from the Representative (or, if later, at the time stated in the notice), the Company and the Adviser will, and shall cause each of their respective affiliates to, comply with Rule 102 as though such exception were not available but the other provisions of Rule 102 (as interpreted by the Commission) did apply.

          (p) Maintain Status as a Business Development Company. The Company, during a period of two (2) years from the effective date of the BDC Election, will use its best efforts to maintain its status as a "business development company" under the Investment Company Act; provided, however, the Company may change the nature of its business so as to cease to be, or to withdraw its election as, a business development company with the approval of the board of directors and a vote of stockholders as required by Section 58 of the Investment Company Act or any successor provision.

          (q) Qualification as a Regulated Investment Company. The Company will use its best efforts to qualify for and elect to be treated as a "regulated investment company" under Subchapter M of the Code, and to maintain such qualification and election in effect for each full fiscal year during which it is a business development company under the Investment Company Act; provided however, that at the discretion of the Company's board of directors, it may elect not to be so treated.

          (r) Continued Compliance with Securities Laws. The Company will comply with the Securities Act and Investment Company Act so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Prospectus.

          (s) Internal Accounting Control. The Company will maintain a system of internal accounting controls sufficient to provide reasonable assurance that:
(i) transactions are executed in accordance with management's general or specific authorization and with the applicable requirements of the Investment Company Act; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets and to maintain compliance with the books and records requirement under the Investment Company Act and the Code; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (t) Disclosure Controls and Procedures. The Company has established and shall maintain disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)), which: (i) are designed to ensure that material information relating to the Company is made known to the Company's principal executive officer and its principal financial officer by others within the Company, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; and (ii) are effective in all material respects to perform the functions for which they were established.

          (u) Insurance. The Company shall promptly after the date hereof obtain from recognized, financially sound and reputable institutions insurance policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for its business including, but not limited to, policies covering real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and earthquakes.

          (v) Directors and Officers Insurance. The Company shall obtain Directors and Officers liability insurance in the minimum amount of $[__] million which shall apply to the public offering contemplated hereby.

          Jefferies, on behalf of the several Underwriters, may, in its sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

          SECTION 4. PAYMENT OF EXPENSES. The Company and the Adviser jointly and severally agree to pay all costs, fees and expenses incurred in connection with the performance of their respective obligations hereunder and in connection with the transactions contemplated hereby, including without limitation: (i) all expenses incident to the issuance and delivery of the Offered Shares (including all printing and engraving costs); (ii) all fees and expenses of the registrar and transfer agent of the Shares; (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Offered Shares to the Underwriters; (iv) all fees and expenses of the Company's counsel, the Adviser's counsel, independent public or certified public accountants and other advisors; (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement; (vi) all filing fees, attorneys' fees and expenses incurred by the Company, the Adviser, or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Offered Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Representative, preparing and printing a "BLUE SKY SURVEY" or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations, determinations and exemptions; (vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, the NASD's review and approval of the Underwriters' participation in the offering and distribution of the Offered Shares; (viii) the fees and expenses associated with including the Offered Shares on the Nasdaq National Market; (ix) all other fees, costs and expenses referred to in Item 3 of Part A of the Registration Statement and Item 26 of Part C of the Registration Statement; and (x) all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters, in connection with the offer and sale of the Directed Shares which are designated by the Company for sale to Participants. Except as provided in this Section 4,
Section 6, Section 8 and Section 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

          SECTION 5. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the several Underwriters to purchase and pay for the Offered Shares as provided herein on the First Closing Date and, with respect to the Optional Shares, each Option Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Adviser set forth in Sections 1(A) and 1(B) hereof, as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Shares, as of each Option Closing Date as though then made, to the timely performance by the Company and Adviser of their respective covenants and other obligations hereunder, and to each of the following additional conditions:

          (a) Accountants' Comfort Letter. On the date hereof, the Representative shall have received from KPMG LLP, independent public or certified public accountants for the Company, (i) a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representative, containing statements and information of the type customarily included in accountant's "comfort letters" to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus (and the Representative shall have received an additional [___] conformed copies of such accountants' letter for each of the several Underwriters), and (ii) confirming that they are (A) independent public or certified public accountants as required by the Securities Act and the Exchange Act and (B) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X.

          (b) Compliance with Registration Requirements; No Stop Order; No Objection from NASD. For the period from and after effectiveness of this Agreement and prior to the First Closing Date and, with respect to the Optional Shares, each Option Closing Date:

               (i) the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 497(c) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective;

               (ii) no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or, to the Company's knowledge, threatened by the Commission;

               (iii) the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements; and

               (iv) no Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which Jefferies has reasonably objected in writing.

          (c) No Material Adverse Change. For the period from and after the date of this Agreement and prior to the First Closing Date and, with respect to the Optional Shares, each Option Closing Date in the judgment of the Representative there shall not have occurred any Material Adverse Change with respect to the Company or the Adviser.

          (d) Opinion of Counsel for the Company. On each of the First Closing Date and each Option Closing Date the Representative shall have received the opinion of Kirkland & Ellis LLP, counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit B-1 (and the Representative shall have received an additional [___] conformed copies of such counsel's legal opinion for each of the several Underwriters).

          (e) Opinion of Maryland Counsel for the Company. On each of the First Closing Date and each Option Closing Date, the Representative shall have received the opinion of Venable LLP, Maryland counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit B-2

(and the Representative shall have received an additional [____] conformed copies of such counsel's legal opinion for each of the several Underwriters).

          (f) Opinion of Counsel for the Adviser. On each of the First Closing Date and each Option Closing Date, the Representative shall have received the opinion of Kirkland & Ellis LLP, counsel for the Adviser, dated as of such Closing Date, the form of which is attached as Exhibit B-3 (and the Representative shall have received an additional [____] conformed copies of such counsel's legal opinion for each of the several Underwriters).

          (g) Opinion of Counsel for the Underwriters. On each of the First Closing Date and each Option Closing Date, the Representative shall have received the opinion of Sidley Austin Brown & Wood LLP, counsel for the Underwriters, in form and substance satisfactory to the Underwriters, dated as of such Closing Date.

          (h) Officers' Certificate of the Company. On each of the First Closing Date and each Option Closing Date the Representative shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such Closing Date, to the effect set forth in subsection (b)(ii) of this Section 5, and further to the effect that:

               (i) they have reviewed the Registration Statement and Prospectus;

               (ii) for the period from and after the date of this Agreement and prior to such Closing Date, there has not occurred any Material Adverse Change with respect to the Company;

               (iii) the representations, warranties and covenants of the Company set forth in Section 1(A) of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

               (iv) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

          (i) Officers' Certificate of the Adviser. On each of the First Closing Date and each Option Closing Date, the Representative shall have received a written certificate executed by the [Chief Executive Officer] or [President] and the [Chief Financial Officer] or [Chief Accounting Officer] of the Adviser, dated as of such Closing Date to the effect that:

               (i) for the period from and after the date of this Agreement and prior to such Closing Date, there has not occurred any Material Adverse Change with respect to the Adviser;

               (ii) the representations, warranties and covenants of the Adviser set forth in Section 1(B) of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

               (iii) the Adviser has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

          (j) Bring-down Comfort Letter. On each of the First Closing Date and each Option Closing Date the Representative shall have received from KPMG LLP, independent public or certified public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representative, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three (3) business days prior to the First Closing Date or the applicable Option Closing Date, as the case may be (and the Representative shall have received an additional [___] conformed copies of such accountants' letter for each of the several Underwriters).

          (k) Lock-Up Agreements. On or prior to the date hereof, the Company shall have furnished to the Representative an agreement in the form of Exhibit A hereto from each director and officer of the Company, and such agreement shall be in full force and effect on each of the First Closing Date and each Option Closing Date.

          (l) Nasdaq Listing Approval. The Shares shall have been approved for quotation on the Nasdaq National Market, subject only to notice of issuance at or prior to the time of purchase or the additional time of purchase, as the case may be.

          (m) Additional Documents. On or before each of the First Closing Date and each Option Closing Date, the Representative and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Offered Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

          If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice to the Company at any time on or prior to the First Closing Date and, with respect to the Optional Shares, at any time prior to the applicable Option Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6,
Section 8 and Section 9 shall at all times be effective and shall survive such termination.

          SECTION 6. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If this Agreement is terminated by the Representative pursuant to Section 5, Section 7, Section 10 or Section 11, or if the sale to the Underwriters of the Offered Shares on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company and the Adviser jointly and severally agree to reimburse the Representative and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representative and the Underwriters in connection with the proposed purchase and the offering and sale of the Offered Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

          SECTION 7. EFFECTIVENESS OF THIS AGREEMENT. This Agreement shall not become effective until the later of: (i) the execution of this Agreement by the parties hereto; and (ii) notification by the Commission to the Company and the Representative of the effectiveness of the Registration Statement under the Securities Act. [Prior to such effectiveness, this Agreement may be terminated by any party by notice to each of the other parties hereto, and any such termination shall be without liability on the part of: (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representative and the Underwriters pursuant to Sections 4 and 6 hereof; (b) the Adviser to any Underwriter, except that the Adviser shall be obligated to reimburse the expenses of the Representative and the Underwriters pursuant to Sections 4 and 6 hereof; (c) any Underwriter to the Company; or (d) any party hereto to any other party except that the provisions of Section 8 and
Section 9 shall at all times be effective and shall survive such termination.]

          SECTION 8. INDEMNIFICATION.

          (a) Indemnification by the Company. The Company agrees to indemnify, defend and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Directed Shares have been offered, or at common law or otherwise (including in settlement of any litigation), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon: (A) (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A, Rule 434 or Rule 497 under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or any prospectus wrapper material distributed in connection with the reservation and sale of Directed Shares to the Participants, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) or (ii) above, provided, however, that the Company shall not be liable under this clause (iii) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct; and (B) the violation of any applicable laws or regulations of foreign jurisdictions where Directed Shares have been offered; and to reimburse each Underwriter and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by Jefferies) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, further, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representative expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by the Representative on behalf of the Underwriters to the Company consists of the information described in subsection (c) below. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

          (b) Indemnification by the Adviser. The Adviser agrees to indemnify, defend and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any of the matters specified in clauses (i), (ii) and (iii) of subsection (a) of this Section 8. The indemnity set forth in this Section 8(b) shall be in addition to any liabilities that the Adviser may otherwise have.

          (c) Indemnification by the Underwriters. Each Underwriter agrees, severally and not jointly, to indemnify, defend and hold harmless the Company, the Adviser, each of their respective directors, each of the Company's officers who signed the Registration Statement and each person, if any, who controls the Company or the Adviser within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, the Adviser or any such director, officer, member or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Representative expressly for use therein; and to reimburse the Company, the Adviser or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, the Adviser or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. Each of the Company and the Adviser hereby acknowledge that the only information that the Representative has furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in (i) the table in the first paragraph (ii) the third paragraph, (iii) the twelfth paragraph, (iv) the first sentence of the fifteenth paragraph and (v) the last sentence of the seventeenth paragraph, each under the caption "Underwriting" in the Prospectus. The indemnity agreement set forth in this Section 8(c) shall be in addition to any liabilities that each Underwriter may otherwise have.

          (d) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 8 or to the extent the indemnifying party is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party, representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

          (e) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(d) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if: (i) such settlement is entered into more than thirty (30) days after receipt by such indemnifying party of the aforesaid request; and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

          (f) Indemnification for Directed Shares. In connection with the offer and sale of the Directed Shares, the Company agrees, promptly upon a request in writing, to indemnify and hold harmless the Underwriters from and against any and all losses, liabilities, claims, damages and expenses incurred by them as a result of the failure of the Participants to pay for and accept delivery of Directed Shares which, by the end of the first business day following the date of this Agreement, were subject to a properly confirmed agreement to purchase. The Company agrees to indemnify and hold harmless the Designated Underwriter, its officer and employees, and each person, if any, who controls the Designated Underwriter within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Designated Underwriter or such controlling person may become subject, which is:
(i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that such Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program; provided, however, that the Company shall not be liable under this clause (iii) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by Designated Underwriter through its gross negligence or willful misconduct. The indemnity agreement set forth in this paragraph shall be in addition to any liabilities that the Company may otherwise have.

          SECTION 9. CONTRIBUTION. If the indemnification provided for in
Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein: (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Adviser, on the one hand, and the Underwriters, on the other hand, from the offering of the Offered Shares pursuant to this Agreement; or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Adviser, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Adviser, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Offered Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Offered Shares pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Offered Shares as set forth on such cover. The relative fault of the Company and the Adviser, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Adviser, on the one hand, or the Representative, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(d), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in
Section 8(d) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(d) for purposes of indemnification.

          The Company, the Adviser and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

          Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Offered Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company and each officer and employee of the Adviser and each person, if any, who controls the Adviser within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Adviser.

          SECTION 10. DEFAULT OF ONE OR MORE OF THE SEVERAL UNDERWRITERS. If, on the First Closing Date or the applicable Option Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Offered Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Offered Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Offered Shares to be purchased on such date, the Representative may make arrangements satisfactory to the Company for the purchase of such Offered Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Shares set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representative with the consent of the non-defaulting Underwriters, to purchase the Offered Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or the applicable Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Offered Shares and the aggregate number of Offered Shares with respect to which such default occurs exceeds 10% of the aggregate number of Offered Shares to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Offered Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 6,
Section 8 and Section 9 shall at all times be effective and shall survive such termination. In any such case either the Representative or the Company shall have the right to postpone the First Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

          As used in this Agreement, the term "UNDERWRITER" shall be deemed to include any person substituted for a defaulting Underwriter under this Section
10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

          SECTION 11. TERMINATION OF THIS AGREEMENT. Prior to the First Closing Date this Agreement may be terminated by the Representative by notice given to the Company if at any time: (i) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission or by the Nasdaq National Market, or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any of federal, New York or California authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States' or international political, financial or economic conditions, as in the judgment of the Representative is material and adverse and makes it impracticable to market the Offered Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities;
(iv) in the judgment of the Representative there shall have occurred any Material Adverse Change with respect to the Company and/or the Adviser; or (v) the Company and/or the Adviser shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representative may interfere materially with the conduct of the business and operations of the Company and/or the Adviser regardless of whether or not such loss shall have been insured. Any termination pursuant to this
Section 11 shall be without liability on the part of: (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representative and the Underwriters pursuant to Sections 4 and 6 hereof; (b) the Adviser to any Underwriter, except that the Adviser shall be obligated to reimburse the expenses of the Representative and the Underwriters pursuant to Sections 4 and 6 hereof; (c) any Underwriter to the Company; or (d) of any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

          SECTION 12. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Adviser, their respective officers or members and the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Adviser or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Offered Shares sold hereunder and any termination of this Agreement.

          SECTION 13. NOTICES. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

          If to the Representative:

                  Jefferies & Company, Inc.
                  520 Madison Avenue, 8th Floor
                  New York, New York 10022
                  Facsimile:  (212) 284-2280
                  Attention:  General Counsel

          with a copy to:

                  Sidley Austin Brown & Wood LLP
                  787 Seventh Avenue
                  New York, New York 10019
                  Facsimile: (212) 839-5599
                  Attention:  Paul K. Risko

          If to the Company:

                  Brantley Mezzanine Capital Corp.
                  3201 Enterprise Parkway, Suite 350
                  Beachwood, Ohio 44122
                  Facsimile:  (212) 464-8400
                  Attention:  Robert P. Pinkas,
                              Chairman and Chief Executive Officer

          with a copy to:

                  Kirkland & Ellis LLP
                  200 East Randolph Drive
                  Chicago, Illinois 60601
                  Facsimile:  (312) 861-2200
                  Attention:  Willard G. Fraumann, P.C.
                              James S. Rowe

          If to the Adviser:

                  Brantley Capital Management, L.L.C.
                  3201 Enterprise Parkway, Suite 350
                  Beachwood, Ohio  44122
                  Facsimile:  (212) 464-8400
                  Attention:  Robert P. Pinkas

         with a copy to:

                  Kirkland & Ellis LLP
                  200 East Randolph Drive
                  Chicago, Illinois 60601
                  Facsimile:  (312) 861-2200
                  Attention:  Willard G. Fraumann, P.C.
                              James S. Rowe


Any party hereto may change the address for receipt of communications by giving written notice to the others.

          SECTION 14. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and Section 9, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term "SUCCESSORS" shall not include any purchaser of the Offered Shares as such from any of the Underwriters merely by reason of such purchase.

          SECTION 15. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

          SECTION 16. GOVERNING LAW PROVISIONS. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("RELATED PROCEEDINGS") may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the "SPECIFIED COURTS"), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a "RELATED JUDGMENT"), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

          SECTION 17. GENERAL PROVISIONS. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

          Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of
Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs, its business and its Adviser, in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act, Investment Company Act and the Exchange Act.

          If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                                            Very truly yours,

                                            BRANTLEY MEZZANINE CAPITAL CORP.


                                            By:
                                               ---------------------------------
                                               [Name]
                                               [Title]

                                            BRANTLEY CAPITAL MANAGEMENT, L.L.C.


                                            By:
                                               ---------------------------------
                                               [Name]
                                               [Title]



          The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representative in New York, New York as of the date first above written.

JEFFERIES & COMPANY, INC.
Acting as Representative
of the several Underwriters
named in the attached Schedule A.

By JEFFERIES & COMPANY, INC.


By:
     ----------------------------
     [Name]
     [Title]

                                   SCHEDULE A

UNDERWRITERS                                       NUMBER OF FIRM
                                                   SHARES TO BE
                                                   PURCHASED
Jefferies & Company, Inc....................       [___]
JMP Securities LLC..........................       [___]
Ferris, Baker Watts, Inc....................       [___]
RBC Capital Markets.........................       [___]

                   Total....................       [___]




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